                                                                     EXHIBIT 2.5




                        BILL OF SALE AND GENERAL RELEASE

         For good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, and pursuant to a letter agreement, dated as of March 18, 1998 and amended by letter as of April 30, 1998 (the "Agreement"), between Renaissance Capital Partners I ("Renaissance"), Duncan-Smith Investments Inc. ("Duncan-Smith") and Next Generation Media Corp. ("Seller") and intending to be legally bound hereby, Seller does hereby unconditionally and irrevocably sell, convey, assign and transfer to Renaissance, Duncan-Smith and the persons and entities listed on Schedule A hereto (collectively, the "Buyers") consideration in the amount of (1) $100,000 cash, (2) 250,000 shares of Seller's Series A Preferred Stock, par value $0.001 (the "Series A Preferred") and (3) 166,667 stock purchase warrants exercisable for common stock of Seller at a price of $0.16 per share (collectively the "Seller Consideration") in exchange for all of each Buyer's (1) shares of Series C Preferred stock in UNICO, Inc. ("Unico"),
(2) subordinated debt owed to such Buyer by Unico, (3) and any claims (including all outstanding warrants or options to purchase shares of Unico) and causes of action as more fully described in the Agreement attached hereto as Schedule B (collectively, the "Buyer Consideration").

         Seller and Buyers, each hereby represents and warrants that (i) such party has good and marketable title to the Seller Consideration or its portion of the Buyer Consideration, respectively, free and clear of any option, pledge, security interest, lien, charge, encumbrance, easement, adverse claim or restriction, whether imposed by agreement, understanding, law or otherwise and
(ii) no agreements or understandings exist that limit or restrict the right of Seller to transfer the Seller Consideration to Buyer or of Buyers to transfer the Buyer Consideration to Seller, as the case may be.

         Seller and the Buyers, for themselves and their respective successors and assigns, hereby jointly and severally covenant and agree that, without further consideration, at any time and from time to time after the date hereof, they will execute and deliver to Buyers or to Seller, as the case may be, such further instruments of sale, conveyance, assignment and transfer, and take such other action, all upon the reasonable request of Seller or the Buyers, as the case may be, in order more effectively to convey, assign, transfer and deliver all or any portion of the Seller Consideration to Buyers and the Buyer Consideration to Seller, and to assure and confirm to any other person the ownership of the Seller Consideration by the Buyers and the Buyer Consideration by Seller. Any Buyer that has filed a financing statement on form UCC-1 hereby agrees to execute and deliver to Seller a release in the form of a UCC-3 termination statement for any such UCC-1 filed in Virginia, Fairfax County or elsewhere.

         The signatory for the Buyers hereby warrants and represents, by his signature below that (1) he is acting on behalf of the


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
Buyers pursuant to valid powers of attorney executed by each Buyer, (2) Duncan-Smith Investments, Inc. has acted as "purchase representative," as defined in Regulation D under the Securities of 1933, as amended (17 C.F.R.
Section 230.501(h) for each of the Buyers listed on Schedule A hereto and (3) he has had the opportunity to ask any questions he may have about NexGen regarding its assets, business and prospects based on past information that he has received, copies of NexGen's 10-K for fiscal year 1997 or any other topic.

         This bill of sale and general release may be executed in counterparts and by facsimile signatures.


         IN WITNESS WHEREOF, Seller and the Principal Shareholder have caused this Bill of Sale and General Assignment to be executed this 8th day of May, 1998.


                                  BUYERS


                                  By: /s/ Goodhue Smith
                                     -------------------------------------------
                                  Name:   Goodhue Smith, III
                                  Title:  Attorney-in-fact for the Buyers


                                  SELLERS


                                  By: /s/ Larry Grimes
                                     -------------------------------------------
                                  Name:   Lawrence Grimes
                                  Title:  President, Next Generation Media Corp.




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
         List of Preferred C Shareholders and Subordinated Debt Holders
                                   UNICO, Inc.

NAME                                     NEXGEN PREFERRED           WARRANTS
----                                     ----------------           --------
 1. Renaissance Capital Partners I*
 2. Duncan-Smith Investments, Inc.*
 3. Harlon Morse Fentress Trust*
 4. Citcam Stock Company
 5. Phillip M Stevenson, Jr.
 6. RHOJCOAMT Partnership, Ltd.*
 7. Barbara T. Grinnan*
 8. Goose Creek*
 9. Fred Grinstead*
10. Tres Hombres*
11. Eddie W. Spalton*
12. Jordon Reese, III*
13. Deborah Quebe*
14. Richard Oldfather*
15. Eleanor Morrison*
16. Mary L. Malone*
17. Thomas Lovett*
18. Johnnie Jean Lovett*
19. Jane Jacobs
20. Luella Hardie
21. Sally W. Duncan*
22. A. Baker Duncan*
23. M.A. Dizdar*
24. Dan E. Butt*
25. Beverly Arnold*
26. Comer M. Alden*

26 purchasers, *22 of whom are accredited investors.




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